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                                                                   EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT


                  AGREEMENT made as of the 1st day of January, 2001, by and between BENEDEK BROADCASTING CORPORATION, a Delaware corporation, with offices at 2895 Greenspoint Parkway, Hoffman Estates, Illinois 60195 (hereinafter called the "Company") and LOUIS S. WALL, residing at 7 North 830 Columbine East, St. Charles, IL 60175 (hereinafter called "Executive").

                               W I T N E S S E T H

                  WHEREAS, the Company desires to employ Executive and Executive is willing to undertake such employment on the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1. Employment. The Company hereby employs Executive as its Senior Vice President to perform such supervisory or executive duties on behalf of the Company as the President, Chief Executive Officer or Board of Directors of the Company may from time to time determine.

                  2. Duties. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, he will devote his full time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Company, will perform the duties assigned to him pursuant to Paragraph 2 hereof, subject, at all times, to the direction and control of the President, Chief Executive Officer and the Board of Directors of the Company. Executive's principal duties shall include the supervision and management of a group of television stations owned by the Company. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Company shall from time to time establish. During the period of his employment hereunder, Executive shall not, without the written approval of the Board of Directors first had and obtained in each instance, directly or indirectly accept employment or compensation from or perform services of any nature for, any business enterprise other than the Company and its subsidiaries. During the period of Executive's employment hereunder, Executive shall not be entitled to additional compensation for serving in any office of the Company or any of its subsidiaries to which he is elected.

                  3. Term. Executive shall be employed for a term commencing as of the 1st day of January, 2001, and ending on the 31st day of December, 2003, unless his employment is terminated prior to the expiration of said term pursuant to the provisions hereof. After the expiration of the term, the employment of the Executive shall continue "at will" (but subject to the remaining

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terms and conditions of this Agreement) until his employment is terminated for any reason by either Executive or the Company upon 90 days' prior written notice.

                  4. Compensation. As full compensation for his services hereunder, the Company will pay to Executive the following:

                     4.1 Salary. A base salary at the rate of $300,000 per annum during 2001, at the rate of $327,000 per annum during 2002, and at the rate of $356,000 per annum during 2003. The Company shall pay Executive the base salary in accordance with the Company's normal payroll practices. Executive shall also be eligible to receive a bonus in respect of each fiscal year of the term of this Agreement in such amount as the Company may determine.

                     4.2 Stock Options and/or Stock Appreciation Rights. Executive shall be eligible to receive stock options and/or stock appreciation rights in accordance with the terms of any plan therefor adopted by the Company. Executive acknowledges that the Company is under no obligation to institute and/or continue the existence of any such plan and may from time to time amend, modify or terminate any such plan.

                     4.3 Additional Benefits. During the term of this Agreement, the Company shall (i) provide Executive with a suitable car for his use in the performance of his duties for the Company and for his personal use, (ii) reimburse Executive for the annual dues for membership in one country club and such civic organizations as the Company and Executive may agree upon, and (iii) reimburse Executive for costs incurred in connection with a telephone and fax machine located in his home. Executive shall also be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any pension, profit-sharing, retirement, hospitalization, insurance, medical service, or other employee benefit plan generally available to the senior executives of the Company which may be in effect from time to time during the period of his employment hereunder, it being understood that the Company shall pay the entire cost of any health insurance or disability insurance maintained by the Company for Executive in accordance with the Company's policies generally in effect. Except for such health insurance and disability insurance, the Company shall be under no obligation to institute or continue the existence of any such employee benefit plan and may from time to time amend, modify or terminate any such employee benefit plan. The Company shall also reimburse Executive (to the extent not covered by the Company's medical insurance plans) for the cost of a complete annual physical examination with the medical physician and facility of Executive's choice, up to a maximum amount of $1,500 per year.

                     4.4 Vacations. Executive shall be entitled to a paid vacation (in addition to Company-wide holiday periods) during the period of his employment by the Company in accordance with the Company's vacation policies for employees of comparable level, as in effect from time to time, such vacation to be taken at times consistent with Executive's duties to the Company and with the prior approval of the President of the Company. Executive's employment by the Company in any year is not a precondition to Executive's entitlement to vacation time in the year subsequent thereto.

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                  5. Reimbursement. The Company shall reimburse Executive for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company, upon the submission to the Company of appropriate vouchers therefor, provided that such expenses shall in all events be incurred in accordance with and within applicable limits under the Company's expense reimbursement policy in effect from time to time.

                  6. Non-Compete.

                     6.1 In consideration of the Company's entering into this Agreement, Executive agrees that during the period of his employment hereunder, he will not directly or indirectly own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity which is engaged in any business in which the Company or any of its subsidiaries is currently engaged or is engaged at any time during the period of Executive's employment hereunder. Nothing herein contained shall be deemed to prohibit Executive from investing his funds in securities of a company if the securities of such company are listed for trading on a national stock exchange or traded in the over-the-counter market and Executive's holdings therein represent less than one (1%) percent of the total number of shares or principal amount of other securities of such company outstanding.

                     6.2 In consideration of the Company's entering into this Agreement, Executive agrees that for a period of one year after the termination of his employment with the Company for any reason, he will not (i) directly or indirectly operate, control, participate in, supervise, or otherwise be connected with, in any manner, the operation of a broadcast television station in any designated market area in which the Company owns or operates a television station on the date of the termination of Executive's employment with the Company for which Executive had supervisory responsibility at any time during the two year period prior to such termination date (it being understood that the foregoing provision does not prohibit the employment of Executive with a television station group owner that owns or operates a television station in a designated market area in which the Company owns or operates a television station for which Executive had such supervisory responsibility so long as Executive is not involved, directly or indirectly, in the operation, control, participation, or supervision of such television station during the period specified above) or (ii) for himself or on behalf of any other person, partnership, corporation or entity, call on any customer of the Company for the purpose of soliciting, diverting or taking away any customer from the Company.

                     6.3 Executive shall not, during the period commencing as of the date hereof and terminating 18 months after the later of (i) the expiration of the term specified in Paragraph 3 hereof or (ii) the termination of Executive's employment with the Company for any reason, for himself or on behalf of any other person, partnership, corporation or entity, directly or indirectly, or by action in concert with others (a) solicit, induce, or encourage any person known to him to be an employee of the Company or any affiliate of the Company to terminate his or her employment or other contractual relationship with the Company or any of its affiliates; (b) solicit,

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induce or encourage any person known by him to have a contractual relationship with the Company to discontinue, terminate, cancel or refrain from entering into any contractual relationship with the Company or any of its affiliates; or (c) in any way solicit or attempt to solicit the business or patronage of any person, firm, corporation, partnership, association or other entity, whose business the Company has enjoyed during Executive's tenure with the Company ("customers") or otherwise induce such customers of the Company to reduce, terminate, restrict or otherwise alter their business relationships with the Company in any fashion.

                     6.4 Executive acknowledges that the provisions of this Paragraph 6 are reasonable and necessary for the protection of the Company, and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be divisible. In the event that any provision of this Paragraph 6, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

                  7. Confidentiality. Executive shall hold in a fiduciary capacity for the benefit of the Company all information, knowledge and data relating to or concerned with its operations, sales, business and affairs, and he shall not, at any time hereafter, use, disclose or divulge any such information, knowledge or data to any person, firm or corporation other than to the Company or its designees or except as may otherwise be required in connection with the business and affairs of the Company.

                  8. Property Rights. Any invention, improvement, design, development or discovery conceived, developed, created or made by Executive alone or with others, during the period of his employment hereunder and applicable to the business of the Company, whether or not patentable or registrable, shall become the sole and exclusive property of the Company. Executive shall disclose the same promptly and completely to the Company and shall, during the period of his employment hereunder and at any time from time to time thereafter (i) execute all documents requested by the Company for vesting in the Company the entire right, title and interest in and to the same,
(ii) execute all documents requested by the Company for filing and prosecuting such applications for patents, trademarks and/or copyrights as the Company, in its sole discretion, may desire to prosecute, and (iii) give the Company all assistance it reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect the Company's right therein and thereto.

                  9. Remedies. The parties hereto acknowledge that Executive's services are unique and that, in the event of a breach or a threatened breach by Executive of any of his obligations under this Agreement, the Company will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by Executive, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Company

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from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder. The prevailing party in any action or proceeding brought to enforce any provision of this Agreement shall be entitled to recover from the losing party the reasonable costs and expenses of such action or proceeding, including reasonable attorneys' fees and expenses, incurred by the prevailing party.

                  10. Termination.

                      10.1 For Cause. In addition to any other rights and remedies provided by law or this Agreement, the Company may terminate Executive's employment hereunder forthwith upon written notice for "cause". For purposes of this paragraph, "cause" shall include: (i) commission of any act of material fraud or gross negligence by Executive in the course of his employment hereunder which, in the case of gross negligence, has a materially adverse effect on the business or financial condition of the Company; (ii) willful misrepresentation at any time during the term hereof by Executive to any superior executive officer of the Company; (iii) voluntary termination by Executive of his employment or failure, refusal or neglect by Executive to comply with any of his material obligations hereunder or failure by Executive to comply with a reasonable instruction of superior officers of the Company, which failure, refusal or neglect, if curable, is not fully and completely cured to the reasonable satisfaction of the Company promptly upon written notice to Executive; (iv) engagement by Executive in any conduct or the commission by Executive of any act which is, in the reasonable opinion of the Company, materially injurious or detrimental to the substantial interest of the Company;
(v) engagement by Executive in any act, whether with respect to his employment or otherwise, which is in violation of the criminal laws of the United States or any state thereof or any similar foreign law to which he may be subject involving acts of moral turpitude; or (vi) death or disability of Executive. In the event of Executive's death during the term of this Agreement, the Company shall pay to Executive's surviving spouse, if any, or if Executive does not have a surviving spouse, to his then living children, if any, in equal shares, a monthly payment in an aggregate amount equal to Executive's then current monthly base salary for a period of six months after the date of Executive's death; provided, however, that if Executive does not have a surviving spouse or children, then no such payments shall be due. Executive shall be deemed disabled if he shall be unable by reason of mental or physical incapacity from performing his duties hereunder for a period of 60 consecutive days or an aggregate of 90 days in any consecutive six-month period. If Executive's employment by the Company shall be terminated pursuant to this Paragraph, Executive shall be entitled to receive only the base salary actually earned and payable to him through the date of the termination of his employment, together with any approved unreimbursed expenses and other accrued employee benefits (as described above) through the date of termination, and he shall not thereafter be entitled to receive any further salary, bonus, expenses, benefits or other compensation of any kind hereunder.

                      10.2 Without Cause.

                           10.2.1 If the Company shall terminate Executive's
employment other than for "cause" as provided in Paragraph 10.1 above, Executive shall be entitled to receive, as damages, and as his sole and exclusive right and remedy on account of such termination, the base salary to which he would otherwise have been entitled under this Agreement throughout the

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remaining portion of the term. Regardless of the contract end date, the minimum compensation term shall be 12 months. Executive shall also be entitled to receive any approved unreimbursed business expenses and other employee benefits (as described above) to the date of termination. The willful and material breach by the Company of any of its material obligations under this Agreement, which breach is not fully cured promptly upon written notice to the Company shall, at Executive's election, constitute a termination of this Agreement by the Company without cause pursuant to the provisions of this Paragraph 10.2.1.

                           10.2.2 Amounts payable by the Company under this
Paragraph 10.2 shall be payable when and as the same would otherwise have been payable under the terms hereof and shall be subject to Executive's duty to mitigate his damages by using reasonable efforts to seek other comparable employment. Compensation (in whatever form) earned by Executive on account of other employment during the unexpired portion of the term of this Agreement or through the effective date of termination, as the case may be (without regard to when such compensation is paid), shall be applied in reduction of the Company's obligations hereunder. Executive shall not otherwise be entitled to receive any further salary, bonus, expenses, benefits or other compensation hereunder.

                  11. Executive's Representations and Warranties. Executive represents and warrants to the Company that (i) Executive has the unfettered right to enter into this Agreement on the terms and subject to the conditions hereof, and (ii) neither the execution and delivery of this Agreement by Executive nor the performance by Executive of any of Executive's obligations hereunder constitute or will constitute a violation or breach of, or a default under, any Agreement, arrangement or understanding, or any other restriction of any kind, to which Executive is a party or by which Executive is bound.

                  12. Company's Representations and Warranties. The Company represents and warrants to the Executive that (i) the Company has the unfettered right to enter into this Agreement on the terms and subject to the conditions hereof, and (ii) neither the execution and delivery of this Agreement by the Company nor the performance by the Company of any of its obligations hereunder constitute or will constitute a violation or breach of, or a default under, any Agreement, arrangement or understanding, or any other restriction of any kind, to which the Company is a party or by which the Company is bound.

                  13. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties or any of them. There are no representations, warranties, agreements or understandings other than expressly contained herein. No termination, alteration, modification, variation or waiver of this Agreement or any of the provisions hereof shall be effective unless in writing and signed by the party against whom enforcement thereof is sought.

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                  14. Notice. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if sent by certified or registered mail, return receipt and postage prepaid, hand delivered, overnight delivery service or sent by telephone facsimile as follows:

                            If to the Company, to it at:
                            2895 Greenspoint Parkway
                            Hoffman Estates, Illinois 60195
                            Attention: President
                            Facsimile: 847-585-3451

                            with a copy to:

                            Paul S. Goodman
                            Shack & Siegel, P.C.
                            530 Fifth Avenue
                            New York, New York 10036
                            Facsimile: 212-730-1964

                            If to Executive, to him at:

                            7 North 830 Columbine East
                            St. Charles, IL  60175

Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Paragraph 13. The date of the giving of any notice sent by mail shall be the date of the posting of the mail.

                  15. Assignment. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Executive. It is the intention of the parties hereto that Executive remain employed pursuant to the provisions hereof by any successor of the Company, whether by merger, consolidation, acquisition of all or substantially all of the business or assets, or otherwise, and the Company shall have the right to assign this Agreement to any such successor in interest. This Agreement shall be binding upon Executive, his heirs, executors and administrators and upon the Company, its successors and assigns.

                  16. Waiver. No course of dealing nor any delay on the part of the Company in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

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                  17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements executed and to be performed entirely therein and each party hereto, by their execution of this Agreement, hereby consents to the personal jurisdiction of the courts of the State of Illinois and the Federal courts located within such State in connection with any dispute arising under or related to this Agreement and further agrees that service of process in any such action may be made by certified mail to the address set forth herein.

                  18. Severability. Should any clause, paragraph or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, paragraphs or parts of this Agreement which can be effected without such illegal clause, paragraph or part shall nevertheless remain in full force and effect. If, in the opinion of any court, any clause, paragraph or part of this Agreement is unreasonable or unenforceable, such court shall have the right, power and authority to excise or modify such provisions, or portions thereof, of this Agreement as to the court shall not be reasonable or enforceable and to enforce the remainder of such clause, paragraph or part as so excised or modified.

                  19. Binding Effect. This document is not intended to constitute an agreement, commitment, or offer of employment binding upon the Company until and unless executed on behalf of the Company, as provided below, and no representative of the Company has authority to make any commitment or to give any assurance to the contrary.

                  20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

                      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                                BENEDEK BROADCASTING CORPORATION


                                                By: /s/ K. James Yager
                                                    ----------------------------


                                                /s/ Louis S. Wall
                                                --------------------------------
                                                          Louis S. Wall

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